Exhibit 10.23

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LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”) is made on 16th of May 2023 (the “Signing Date”) between:

(1)

LNG-9 Pte. Ltd., a company incorporated under the laws of Singapore with company registration number 201110090Z, having its registered address at 80 Raffles Place # 25-01, UOB Plaza, Singapore (048624) (the “Lender”); and

(2)

Crown LNG Holding AS, a company incorporated under the laws of Norway with company registration number 817 120 962, having its registered address at Drammensveien 147A, 0277 Oslo, Norway (the “Borrower”).

hereinafter each a “Party” and together the “Parties”.

WHEREAS:

(A)

The Borrower is the holding company of a group of companies specializing in the development of LNG projects globally (the “Crown Group”). The Crown Group is in the process of developing an LNG import project in Kakinada, India (the “Kakinada Project”).

(B)

The Crown Group is in negotiations with US-based Special Purpose Acquisition Corporations (SPAC) with respect to the SPAC purchasing a majority shareholding in the Borrower (the “Transaction”). The Borrower requires interim financing of operations until the closing of the Transaction.

(C)

The Lender has agreed to provide the Borrower with a loan in the amount of NOK 2.120.000 (twomilliononehundredandtwentythousand), equal to USD 200.000 (twohundredthousand), applying the NOK-USD foreign exchange rate set by the Norwegian Central Bank as per 12th of May, 2023 of 10.60, (the “Loan”) on the terms of this Agreement.

(D)

It is the Parties’ intention that the Loan shall be convertible on the terms set out in the convertible loan agreement attached hereto as Appendix 1 (the “Convertible Loan Agreement”). As per the date of this Agreement, the extraordinary general meeting of the Borrower has however not passed the necessary resolutions to issue the convertible loan subject on the terms of the Convertible Loan Agreement. Thus, the Borrower is not as per the date of this Agreement able to with binding effect undertake to procure conversion of the Loan. The Parties therefore agree that the Loan shall be provided on the terms of this Agreement, for as long as the Convertible Loan has not been validly resolved issued.

(E)	All terms defined in the Convertible Loan Agreement shall have the same meaning when used in this Agreement unless otherwise specifically defined herein.

IT IS AGREED as follows:

1	ENTRY INTO OF THE CONVERTIBLE LOAN AGREEMENT

1.1

The Borrower shall use its best endeavours to as soon as practically possible following the entry into of this Agreement, call for an extraordinary general meeting to be held for the purpose of issuing the Convertible Loan. The Lender specifically agrees, acknowledge and accept that the Borrower does not warrant or guarantee in any respect that the extraordinary general meeting will resolve to issue the Convertible Loan.

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1.2

If the extraordinary general meeting resolves to issue the Convertible Loan – the Lender shall subscribe for an amount of the Convertible Loan equal to the amount of the Loan on the terms of the EGM Resolution as supplemented by the Convertible Loan Agreement. The part of the Convertible Loan subscribed for by the Lender in accordance with the aforementioned, shall be deemed already provided to the extent the Loan has already been disbursed to the Lender on the terms of this Agreement.

1.3

Upon subscription of the Convertible Loan, and entry into of the Convertible Loan Agreement between the Parties, this Agreement shall immediately be deemed void and fully replaced by the Convertible Loan Agreement. Until such entry into of the Convertible Loan Agreement, the Loan shall be deemed provided on the terms set out in Clause 2 below.

2	LOAN

The Lender has agreed to provide the Loan to the Borrower on the terms set out in the following clauses of the Convertible Loan Agreement which shall apply mutatis mutandis to this Agreement:

Clause 2 – Purpose;

Clause 3 – Availability and drawdown; – however so that the Draw Down Date (as defined in the Convertible Loan Agreement shall be deemed to be the date on which the Loan was first disbursed to the Borrower under this Agreement.

Clause 4 Repayment;

Clause 6 Interest;

Clause 7 Security;

Clause 8 Covenants;

Clause 9 Default;

Clause 10 Costs and Expenses;

Clause 11 Amendments and Waivers;

Clause 12 Notices;

Clause 13 Counterparts; and

Clause 14 Governing law and legal venue;

***

[Signature page follows]

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SIGNATURE PAGE

For and on behalf of	For and on behalf of
LNG-9 Pte. Ltd	Crown LNG Holding AS

/s/ Swapan Kataria	/s/ Jørn S Husemoen
Name: Swapan Kataria	Name: Jørn S Husemoen
Position: Director	Position: Chairman

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Appendix 1 - the Convertible Loan Agreement

CONVERTIBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AGREEMENT (the “Agreement”) is made on      (the “Signing Date”) between:

(1)

LNG-9 Pte. Ltd., a company incorporated under the laws of Singapore with company registration number 201110090Z, having its registered address at 80 Raffles Place # 25-01, UOB Plaza, Singapore (048624) (the “Lender”); and

(2)

Crown LNG Holding AS, a company incorporated under the laws of Norway with company registration number 817 120 962, having its registered address at Drammensveien 147A, 0277 Oslo, Norway (the “Borrower”).

hereinafter each a “Party” and together the “Parties”.

WHEREAS:

(A)

The Borrower is the holding company of a group of companies specializing in the development of LNG projects globally (the “Crown Group”). The Crown Group is in the process of developing an LNG import project in Kakinada, India (the “Kakinada Project”).

(B)

The Crown Group is in negotiations with US-based Special Purpose Acquisition Corporations (SPAC) with respect to the SPAC purchasing a majority shareholding in the Borrower (the “Transaction”). The Borrower requires interim financing of operations until the closing of the Transaction.

(C)

On [date] the extraordinary general meeting of the Borrower resolved to issue a convertible loan (the “Convertible Loan”) on the terms set out in the minutes of extraordinary general meeting attached hereto as Appendix 1 (the “EGM Resolution”). Subject to the terms of the EGM Resolution, the Lender subscribed for such amount of the convertible loan as set out in Clause 1 below.

(D)

With reference to item [  ] of the EGM Resolution, this Convertible Loan Agreement supplements the terms of the convertible loan. In case of discrepancy between the EGM Resolution and this Convertible Loan Agreement, the terms set out in the EGM Resolution shall prevail.

IT IS AGREED as follows:

1	LOAN

The Lender has agreed to provide the Borrower with a loan in the amount of NOK 2.120.000 (twomilliononehundredandtwentythousand), equal to USD 200.000 (twohundredthousand), applying the NOK-USD foreign exchange rate set by the Norwegian Central Bank as per 12th of May, 2023 of 10.60, (the “Loan”).

2	PURPOSE

The Borrower shall apply the Loan towards financing of operations of itself and the Crown Group.

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3	AVAILABILITY AND DRAW-DOWN

3.1	The Loan shall be disbursed to the Borrower within [date] (the date on which the amount subject to drawdown is actually received by the Borrower – the “Drawdown Date”).

3.2	Disbursement of the Loan following a Drawdown Date shall be made to the following account of the Borrower:

BENEFICIARY: CROWN LNG HOLDING AS

ACCOUNT: 1506.14.90067

IBAN: NO3215061490067

BIC/SWIFT: DNBANOKK

4	REPAYMENT

4.1

The Loan, including interest accrued thereon in accordance with Clause 5, shall be repaid at the earliest on the date falling three (3) months after the Drawdown Date (the date on which the Loan falls due for payment in accordance with the foregoing or Clause 9.5 (a) hereinafter the “Maturity Date”).

4.2

Notwithstanding Clause 4.1 above, if (a) SPAC provides a commercially reasonable offer with respect to the purchase of shares in Crown LNG Holding AS under the Transaction and (b) the Borrower declines such offer, the Borrower shall repay the Loan to the Lender within five (5) business days of declining the offer from SPAC unless the Lender agrees that the Loan shall be repaid as provided for in Clause 4.1 above.

4.3	The Borrower may at its own discretion repay the Loan, including interest accrued thereon in accordance with Clause 5, in whole or in part at any time prior to the Maturity Date.

5	CONVERSION

5.1	The Lender may convert the Loan into shares in the Borrower (“Shares”) on the following terms (a “Conversion”);

(a)

The Lender may require Conversion at the earliest on the business day following the Maturity Date by submitting a written notice of conversion to the board of directors of the Borrower, signed by an authorised signatory of the Lender, stating the amount of the Loan subject to Conversion (a “Conversion Notice”);

(b)	Conversion may only be made for the amount of the Loan, including accrued interest, which is outstanding as per the expiry of the Maturity Date;

(c)

Conversion is made at a strike price per Share of NOK 0.10 (the “Strike Price”). The number of Shares to which the Lender is entitled upon a Conversion is calculated by dividing the NOK amount of the Loan subject to Conversion by the Strike Price, rounded down to the nearest whole Share.

(d)	Conversion is made by the Lender setting of the amount of the Loan subject to Conversion against the Company’s claim for contribution.

(e)	The deadline for conversion is [date].

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6	INTEREST

6.1	Interest shall accrue on the outstanding amount of the Loan from the Drawdown Date until the outstanding amount is repaid at an interest rate of 0.5% per month.

6.2	Accrued interest shall be paid together with the repayment of the principal amount in accordance with Clause 4.

7	SECURITY

7.1	The Loan is unsecured.

8	COVENANTS

8.1	The Borrower undertakes not to without the Lender’s prior written consent issue any further convertible loans until the Loan has been repaid in full or been subject to Conversion.

9	DEFAULT

9.1	Events of Default

Each of the events set out in Clauses 9.2 to 9.4 (inclusive) is an “Event of Default” (whether or not caused by the Borrower or any other person).

9.2	Non-payment

The Borrower does not pay on the Maturity Date, the amount payable by it under this Agreement.

9.3	Breach of other obligations

The Borrower does not comply in all material respects with any of its obligations under this Agreement.

9.4	Insolvency

Proceedings are commenced by or against the Borrower for winding up or dissolution or for the appointment of a receiver, trustee or similar officer, or if bankruptcy is opened in the Borrower.

9.5	Acceleration

On, and at any time after the occurrence of an Event of Default which is continuing, the Lender may, by written notice to the Borrower:

(a)	demand that all or part of the outstanding amount of the Loan, together with accrued interest, be immediately due and payable, whereupon such amounts shall become immediately due and payable; and

(b)	take such other action as is available to the Lender under this Agreement or by law.

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10	COSTS AND EXPENSES

10.1	The Parties agree that each Party shall bear all of their own costs and expenses arising from this Agreement or related to the execution or performance of this Agreement.

11	AMENDMENTS AND WAIVERS

11.1	Any term of this Agreement may only be amended or waived with the written agreement of both Parties.

12	NOTICES

12.1	Giving of notices

All notices or other communications under or in connection with this Agreement shall be given or made in writing by letter or by e-mail. Any such notice or communication will be deemed to be given or made as follows:

(a)	if by letter, when delivered at the address of the relevant Party; or

(b)	if by e-mail, when received by the receiving Party.

However, a notice given in accordance with the above but received on a day which is not a business day, or after 16:00 hours, in the jurisdiction of the Party receiving the notice (a “Business Day”), will only be deemed to have been given at 9:00 hours on the next Business Day.

Notices shall be given in English.

12.2	Addresses for notices:

The address and e-mail address:

(a)	of the Lender are:

LNG-9 Pte. Ltd.

80 Raffles Place # 25-01,

UOB Plaza,

Singapore (048624)

Attn.:    Swapan Kataria

Email:   sk@lng9.com

(b)	of the Borrower are:

Crown LNG Holding AS

Drammensveien 147A

0277 Oslo

Norway

Attn.:    Jørn Husemoen

Email:   jorn@crownlng.com

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or such other address and/or e-mail address and/or marked for such other persons attention as is notified in writing by one Party to the other Party from time to time.

13	COUNTERPARTS

13.1

This Agreement may be executed in any number of counterparts, physically or electronically, each of which when executed and delivered shall constitute an original, but all of which shall together constitute one and the same instrument.

14	GOVERNING LAW AND LEGAL VENUE

14.1

This Convertible Loan Agreement and any matter regulated by it shall be governed by and construed in accordance with the laws of Norway. Any dispute that may arise from this Convertible Loan Agreement shall be subject to the exclusive jurisdiction of the Norwegian courts with Oslo district court as agreed venue.

[Signature page follows]

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SIGNATURE PAGE

For and on behalf of	For and on behalf of

/s/ Swapan Kataria	/s/ Jørn S Husemoen
Name: Swapan Kataria	Name: Jørn S Husemoen
Position: Director	Position: Chairman